UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016 (November 7, 2016)

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-199129 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Second Amended and Restated Dealer Manager Agreement

On November 7, 2016, Inland Residential Properties Trust, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the Second Amended and Restated Dealer Manager Agreement, dated September 8, 2015 (the “Dealer Manager Agreement”), by and between the Company and Inland Securities Corporation (the “Dealer Manager”) to allow the Dealer Manager to reallow a portion of the dealer manager fee to participating soliciting dealers. The dealer manager fee will continue to be equal to 2.75% of the price of each share of Class A or Class T common stock sold in the primary offering. The Dealer Manager Agreement previously allowed the Dealer Manager to reallow up to 1.375% of the price per share out of the dealer manager fee. The Dealer Manager is an affiliate of Inland Real Estate Investment Corporation, the Company’s sponsor.

Also under the Amendment, the form of soliciting dealer agreement, attached to the Dealer Manager Agreement as Exhibit A, was amended to make corresponding changes made to the Dealer Manager Agreement.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the Amendment, which is attached to this Current Report as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of

                     Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2016, JoAnn M. McGuinness, the Company’s Chief Operating Officer, notified the Company of her intention to resign as Chief Operating Officer effective December 30, 2016. The decision of Ms. McGuinness to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

1.1	First Amendment to Second Amended and Restated Dealer Manager Agreement, dated November 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	November 10, 2016	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title:	Vice President, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	First Amendment to Second Amended and Restated Dealer Manager Agreement, dated November 7, 2016

4